EXHIBIT 3.2

TOR MINERALS INTERNATIONAL, INC.

BY-LAWS

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ARTICLE I

STOCKHOLDERS

SECTION 1. The annual meetings of the stockholders of the Corporation shall be held in such city in the United States, and at such time and at such place in such city as the Board of Directors, from time to time, shall establish provided that at least ten days notice shall be given to the stockholders of the time and place so fixed, on a day in May of each year, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

SECTION 2. Special meetings of the stockholders may be called upon the call of the Board of Directors or of the Executive Committee or of the Chairman or President (and shall be called by the Chairman or President at the request in writing of stockholders owning 10% of the outstanding shares of the Corporation entitled to vote at the meeting), at such time and at such place within or without the State of Delaware, as may be fixed by the Board of Directors or by the Executive Committee or by the Chairman or President (or by the stockholders owning 10% of the outstanding shares of the Corporation entitled to vote), as the case may be, and as may be stated in the notice setting forth such call.

If the Chairman or President, shall not, within five days after the receipt of such request from stockholders owning 10% of the outstanding shares of the Corporation entitled to vote; notify such holders of such stock in writing that such request will be complied with, or if notice of such meeting shall not be given within twenty-five days after the receipt of such request, such holders of outstanding stock of the Corporation entitled to vote shall have the power to call and convene such meeting of the stockholders. The record date for the determination of the holders of the outstanding stock entitled to vote at any such meeting called by such holders of such stock, as hereinabove provided, shall be the close of business on the thirtieth day next preceding the date on which such meeting shall be called to be held, unless such thirtieth day shall fall on a Saturday, Sunday or legal holiday, in which event such record date shall be the close of business on the next preceding business day which is not a Saturday.

SECTION 3. Notice of the time and place for every meeting of stockholders shall be delivered personally or mailed at least ten days previous thereto to each stockholder of record entitled to vote, who shall have furnished a written address to the Secretary of the Corporation for the purpose. Such further notice shall be given as may be required by law. Meetings may be held without notice, if all stockholders entitled to vote are present, or if notice is waived by those not present. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph or cable, waive notice of any meeting, whether before or after such meeting be held, notice thereof need not be given him.

SECTION 4. The holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall except as otherwise provided by law, constitute a quorum at all meetings of the stockholders. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained and no notice of the adjourned meeting need be given except as required by law. At any adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted if the meeting had been held on the date originally fixed.

SECTION 5. Meetings of the stockholders shall be presided over by the Chairman or in his absence, the President, or, in his absence, a Chairman chosen at the meeting. The Secretary of the Corporation, or an Assistant Secretary, or, a person chosen at the meeting shall act as Secretary of the meeting.

SECTION 6. Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question at the time; but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

SECTION 7. At all elections of directors by the stockholders the voting shall be by ballot, and a majority of the votes cast thereat shall elect. The vote upon any question before any meeting of stockholders, other than the election of directors, shall, in the discretion of the presiding officer at any such meeting, be either by ballot or viva voce. At all meetings of stockholders, all questions (except matters of procedure which shall be determined by the Chairman of the meeting), the manner of deciding which is not specifically regulated by statute, or by the Certificate of Incorporation, or by these By-Laws, shall be determined by the vote of a majority of the stockholders entitled to vote at the meeting present in person or by proxy.

SECTION 8. The presiding officer at each meeting of stockholders shall appoint an inspector or inspectors of election to conduct all votes by ballot unless such appointment shall be unanimously waived by those stockholders present or represented by proxy at the meeting and entitled to vote. In case any person appointed as an inspector shall fail to appear or to act, a substitute inspector shall be appointed by the presiding officer. Inspectors of election need not be stockholders of the Corporation and may be officers or employees of the Corporation, except that no director or candidate for the office of director shall be appointed as an inspector. Inspectors of election shall first take and subscribe to an oath or affirmation faithfully to execute the duties of inspector of such meeting with strict impartiality and according to the best of their respective abilities, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

SECTION 9. The officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, said list of stockholders, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II

DIRECTORS

SECTION 1. (Amended 5/10/01) The number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors but shall not be less than five (5) nor more than nine (9), who shall serve and hold office until their respective successors are duly elected and qualified or until the annual meeting of the stockholders next ensuing or resignation or removal, whichever shall be first. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

SECTION 2. In case of vacancies on the Board of Directors, other than upon removal in the manner authorized in Section 7 of this Article II of the By-Laws, a majority of the Directors then in office may elect Directors to fill such vacancies until the next annual meeting of stockholders or until their respective successors shall have been duly elected and shall have qualified, whichever shall first occur. In case of any increase in the number of Directors, the additional Directors may be elected by the Board of Directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

SECTION 3. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board, or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of the Executive Committee Chairman or President, or a majority of directors, by oral, telegraphic, electronic or written notice, duly served on or sent or mailed to each Director not less than one day before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Meetings, whether regular or special, may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in writing.

SECTION 4. (Amended 6/14/94) The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board designate an Executive Committee to consist of such Directors as the Board may from time to time determine, which Committee shall have, and may exercise when the Board is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board or to change the membership of or to fill vacancies in the said Committee, or to make or amend By-Laws of the Corporation. The Board shall have the power at any time to change the membership of said Committee, to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business. A majority of the members of the said Committee shall constitute a quorum.

SECTION 5. The Board of Directors may, in its discretion, appoint other committees which shall have and may exercise such powers as shall be respectively conferred or authorized by the resolutions appointing them. A majority of any such committee, composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members of such committee, to fill vacancies therein, and to dissolve the same.

SECTION 6. Each Director shall be paid such compensation, if any, and such sum for expenses of attendance, if any, as shall be fixed by the Board of Directors for his services as a director or as a member of a committee or both.

SECTION 7. Notwithstanding anything to the contrary contained in the By-Laws of the Corporation, any one or more or all of the Directors may be removed either with or without cause at any time by the affirmative vote of a majority of issued and outstanding shares of stock of the Corporation at any special meeting which may be called by the Chairman or President at the request of the holder or holders of 10% of the outstanding shares entitled to vote for the election of Directors, at such time at such place within or without the State of Delaware as may be fixed in the notice of said meeting and thereupon the term of each Director or Directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, which vacancy or vacancies shall be filled by the election of a new Director or Directors at the same special meeting, which new Director or Directors shall serve until his successor or their successors shall be elected and shall qualify.

SECTION 8. Notwithstanding anything to the contrary contained in the By-Laws of the Corporation, a Director may also be removed from office at any time during his or her term with or without cause by written demand therefor by the holder or holders of more than 50% of the outstanding stock entitled to vote for the election of Directors filed with or sent to the Secretary of the Corporation, or in his or her absence any other officer of the Corporation.

ARTICLE III (Amended 3/3/93)

INDEMNIFICATION

SECTION 1. Indemnification of Directors and Officers.

(a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future (but, in the case of any future change, only to the extent that such change permits the Corporation to provide broader indemnification rights than the law permitted prior to such change), each person who was or is made a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity, from and against all costs, charges, liabilities and losses (including, without limitation, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) suffered and expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. The Corporation shall be required to indemnify a director or officer in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation.

(b) Prepayment of Expenses. The Corporation shall pay expenses actually incurred by a director or officer in connection with any proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.

(c) Claims. If a claim under paragraph (a) of this Section 1 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its shareholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct. In any such action, the Corporation shall have the burden of proving that the director or officer was not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 2. Indemnification of Employees and Agents. The Corporation may, in the discretion of the Board of Directors of the Corporation, provide indemnification to employees and agents of the Corporation to the fullest extent permissible under Delaware law.

SECTION 3. Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

SECTION 5. Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permissible under Delaware law.

SECTION 6. Separability. Each and every paragraph, sentence, term and provision of this Article III is separate and distinct, so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article III may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article III and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law.

SECTION 7. Contract Right. Each of the rights conferred on directors and officers of the Corporation by Sections 1 and 3 of this Article and on employees or agents of the Corporation by Section 3 of this Article shall be a contract right and any repeal or amendment of the provisions of this Article shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, such repeal or amendment shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

SECTION 8. Nonexclusivity. The rights conferred on any person by Article III shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 9. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 10. Indemnification For Proceedings Arising From Service Prior to Adoption of this Article III. The provisions of this Article III shall apply, subject to the limitations set forth in this Article III, to any proceeding, irrespective of when the proceeding is initiated, arising from the service of any person both prior to and from and after the adoption of this Article III; provided, however, if for any reason the provisions of this Article III shall not be valid or enforceable or applicable to any proceeding, irrespective of when the proceeding is initiated, arising from the service of any person prior to the adoption of this Article III, then the repeal of provisions of Article III of the Bylaws of the Corporation in effect prior to the adoption of this Article III shall not adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to the time of such repeal, and in such circumstance, the provisions of the former Article III shall be contract rights that shall apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal.

ARTICLE IV

OFFICERS

SECTION 1. The Board of Directors, as soon as may be practicable after the election thereof held in each year, shall choose a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors or the Executive Committee may from time to time appoint such additional Vice Presidents, such Assistant Secretaries, Assistant Treasurers and such other officers as it may deem proper and may fill vacancies in any offices. The offices of Secretary and Treasurer may be held by the same person, and a Vice President of the Corporation may also be either the Secretary or the Treasurer. The Chairman and the President shall be chosen from the Directors. The Chairman shall be the Chief Executive Officer of the Corporation unless otherwise designated by the Board of Directors.

SECTION 2. The term of office of all officers shall be one year, or until their respective successors are chosen, but any officer may be removed from office with or without cause at any time by the affirmative vote of a majority of the members of the Board then in office.

SECTION 3. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be converted by the Board of Directors or by the Executive Committee. The Treasurer and the Assistant Treasurers may be required to give bond for the faithful discharge of their duties in such form and with such surety or sureties as the Board of Directors may from time to time prescribe.

ARTICLE V

CERTIFICATES OF STOCK

SECTION 1. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares in the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

SECTION 2. The certificates of stock shall be signed by two of the Chairman, the President, a Vice President, the Secretary, the Treasurer, an Assistant Secretary, or an Assistant Treasurer, and registered in such manner, if any, as the Board of Directors or the Executive Committee may by resolution prescribe. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such Chairman, President, Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer may be facsimiles, engraved or printed.

Any person claiming a certificate of stock of this corporation to be lost, destroyed or mutilated, shall make an affidavit or affirmation to that effect and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors in at least double the value of the Stock represented by such certificate; whereupon, in the discretion of the Board of Directors, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or mutilated. The Board of Directors may, upon such conditions as the Board shall specify, authorize the issuance of a new certificate of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or mutilated, without the necessity of further action by the Board of Directors in each particular case, upon the filing with the Corporation of an affidavit or affirmation and by the giving of a bond of indemnity to the Corporation for an amount and in such form as shall be satisfactory to officers of the Corporation designated by the Board of Directors from time to time.

SECTION 3. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

In the event no record date is so fixed:
(1)

The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2)	The record date for determining stockholders for any other purpose shall be at close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(3)

A determination of stockholders of record entitled to a notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI

CHECKS, NOTES, ETC.

All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents as shall be thereunto authorized from time to time by the Chairman, President, any Vice President, the Secretary, the Treasurer, or any Assistant Secretary or Assistant Treasurer.

ARTICLE VII

OFFICES, BOOKS, RECORDS, ETC.

The Corporation and the stockholders and the Directors may have offices and the books, records, documents and papers of the Corporation, except as may otherwise be required by the laws of the State of Delaware, may be kept within or without the State of Delaware at such place or places as may be determined from time to time by the Board of Directors or the Executive Committee.

ARTICLE VIII

AMENDMENTS

The By-Laws of the Corporation may be amended, added to, rescinded, or repealed at any meeting of the Board of Directors or of the stockholders provided notice of the proposed change is given in the notice of the meeting. No change of the time or place for the annual meeting of the stockholders for the election of Directors shall be made except in accordance with the laws of the State of Delaware in such case made or provided.

ARTICLE IX

PROVISIONS FOR NATIONAL EMERGENCIES

During the periods of emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, the following provisions shall apply, notwithstanding any different provision elsewhere contained in these By-Laws or in the Articles of Incorporation:
(1)

Whenever during such emergency and as a result thereof a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, a meeting of such board or committee thereof may be called by any officer or director by a notice of the time and place given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or radio. The director or directors in attendance at the meeting shall constitute a quorum, provided, however, that the officers or other persons present designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time as may be provided in the resolution approving such list, or in the absence of such a resolution, the officers of the Corporation who are present, in order of rank, and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed directors for such meeting.

(2)

The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

(3)

The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

(4)	No officer, director or employee acting in accordance with this article shall be liable except for willful misconduct.
(5)

To the extent not inconsistent with this article, all other articles of these By-Laws shall remain in effect during any emergency described in this article and upon its termination the provisions of this article covering the duration of such emergency shall cease to be operative.